Certain confidential information contained in this exhibit have been omitted by means of redacting a portion of the text and replacing it with [REDACTED], pursuant to Regulation S-K Item 601(b)(10) of the Securities Act of 1933, as amended. Certain confidential information has been excluded from this exhibit because it is: (i) not material; and (ii) the registrant treats such information as private or confidential

LABORATORY SERVICES AGREEMENT

THIS LABORATORY SERVICES AGREEMENT (“Agreement”) shall be effective on the 16th day of December, 2025, (“Effective Date”), by and between MAYO COLLABORATIVE SERVICES, INC., D/B/A MAYO CLINIC LABORATORIES on its behalf and on behalf of affiliates under the control of Mayo Clinic (collectively “Mayo”), a Delaware corporation with offices at 3050 Superior Drive NW, Rochester, MN 55905, and Aspira Women’s Health, Inc. (“Company”), with offices at 12117 Bee Caves Road, Building III, Suite 100, Austin, TX 78738.

RECITALS

WHEREAS, Mayo operates a clinical laboratory to benefit the clients and patients it serves and requires the services of a qualified reference laboratory that is capable of furnishing certain esoteric laboratory services that Mayo is unable to perform in its own laboratory, as more particularly described herein.

WHEREAS, Company operates a licensed clinical laboratory and is capable of furnishing high quality reference testing services.

WHEREAS, Mayo desires to engage Company to provide the Reference Testing Services (as defined herein) according to the terms set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and promises contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

1.	Services.

1.01Reference Testing Services.  For purposes of this Agreement, “Reference Testing Services” shall be the provision of the Ova1Plus (Ova1 and Overa) and OvaWatch tests (each, a “Company Test”) in accordance with the terms herein.  Company shall furnish the Reference Testing Services on a non-exclusive and as-requested basis to Mayo for clinical purposes. All such Reference Testing Services shall be conducted on a quality and professional basis consistent with generally recognized professional quality and workmanship applicable to such services in the reference lab market, as well as the codes of ethics and/or professional conduct of the professional associations of which Company or its employees, contractors, or agents are members. Turnaround times for Reference Testing Services shall be as indicated in Company’s test catalog which Company shall ensure is made available to Mayo. In the event that Company is unable to complete the necessary Reference Testing Services and deliver results within the applicable time period, Company shall immediately notify the appropriate individual at Mayo of the delay and Company shall act in a diligent manner to deliver such results as soon as possible. Company shall maintain test results for at least [REDACTED] years and shall provide the referring physician with copies of the appropriate medical/laboratory records upon request.

Company shall provide Mayo with [REDACTED] days’ prior written notice of any updates or changes to test information (excluding the Fees (as defined herein) which are governed by Section 2.01), including but not limited to changes in testing methodology, test procedures, performed tests, reference ranges, updates to test names, CPT codes, and turnaround times. Mayo reserves the right to terminate the Agreement upon [REDACTED] days written notice to Company if such change is unacceptable to Mayo.

Mayo may cancel an order for a test by providing notice of cancellation to Company, which may be provided verbally (if verbal, cancellations must be called into [REDACTED] or by email (if email, cancellations must be sent to [REDACTED]). If notice of cancellation is received by Company prior to test set-up, Mayo will not be charged for the test. If notice of cancellation is received after test set-up, Mayo will be charged for the test. If Company cannot analyze specimens because of improper collection or degradation in transit or is unable to obtain satisfactory test results, Company will promptly notify Mayo and Company will not charge Mayo. If a test is temporarily unavailable, Company shall notify Mayo as soon as possible and, for receipted specimens, Company shall not refer any test requested by Mayo to a third-party provider but shall work with Mayo to determine an acceptable solution. If Company, in error, sends any Mayo specimens to a third-party provider, Mayo shall not be charged for any resulting testing. Should Company receive any specimens intended for delivery to another referral lab, Company shall notify Mayo immediately of such misdelivery, and Company shall maintain the confidentiality of all patient information associated with the specimen. The parties shall work together in good faith to determine appropriate handling. Company shall take all reasonable measures to preserve the integrity of the specimen until the situation is resolved.

[REDACTED].

1.02[REDACTED].

1.03[REDACTED].

1.04[REDACTED].

1.05[REDACTED].

1.06[REDACTED].

2.	Mayo’s Obligations.

2.01Mayo Test Catalog.  Mayo will list each Company Test in its catalog for Mayo Clients at the price to be determined by Mayo.  Mayo will not list the price for each Company Test at less than [REDACTED] for Ova1Plus (Ova1 and Overa) and [REDACTED] for OvaWatch.

2.02Orders; Results Delivery. Mayo will be responsible for facilitating orders for Tests and delivery of results for Mayo Clients.  Mayo will ensure that the orders for Tests are for patients from a healthcare provider authorized under state law to order the Tests and shall provide Company with the information necessary for Company to perform the Tests. Mayo will provide monthly mutually agreed upon reports to Company regarding volume of orders, number of Mayo Clients ordering, and feedback regarding the Company Tests.  Mayo will be responsible for all billing of the applicable Tests.

2.03Education.  Mayo will provide market education regarding the Company Tests to Mayo Clients and other potential clients.

3.	[REDACTED].

3.01[REDACTED].

3.02	[REDACTED.

a.	[REDACTED].

b.	[REDACTED].

3.03[REDACTED].

3.04[REDACTED].

4.	Confidentiality; Data.

4.01Confidentiality.  Each party acknowledges and agrees that in the course of performance under this Agreement, it may have access to certain confidential information of the other party, including but not limited to, trade secrets, policies, procedures, operating manuals, utilization and quality assurance programs, software, marketing techniques, contractual arrangements, patient information, customer information, price lists, pricing policies, and other business and financial information (“Confidential Information”). Each party shall maintain the confidentiality of all such Confidential Information belonging to the other party and shall not divulge such information to any third parties, except as otherwise provided for under this Agreement and under law. Each party shall take reasonable precautions against disclosure of any of the Confidential Information to unauthorized persons by any of its officers, directors, employees, or agents.

a.	Confidential Information shall not be subject to these terms if: (i) it is in the public domain at the time of disclosure, or enters the public domain without breach of this Agreement; (ii) it is known prior to the disclosure; (iii) is independently developed without reference to or use of the Confidential Information, as established by competent proof; (iv) it is obtained in good faith from a third party not under obligation of confidentiality to either party; or (v) it is the subject of a court or government agency order to disclose any of the Confidential Information, provided the receiving party gives the disclosing party prompt written notice of such requirement prior to such disclosure to allow the disclosing party to seek a protective order or contest such order if permitted. In the event that a protective order or other remedy is not obtained, or that the disclosing party waives compliance with the provisions hereof, the receiving party agrees to furnish only that portion of the Confidential Information which is legally required to be furnished.

b.	Upon termination of this Agreement for any reason, each party shall cease all use of any of the other party’s Confidential Information and shall return to the other party or destroy any copies thereof.

4.02	Patient Information.

a.	The parties shall abide by all federal and state law with respect to maintaining the confidentiality of patient specimens or health information received by Company from Mayo or any laboratory testing results derived therefrom (“Patient Information”). The parties agree to comply with the Health Insurance Portability and Accountability Act of 1996 and its implementing regulations (“HIPAA”). The parties agree that each is a “covered entity” as that term is defined in HIPAA and that each party will reasonably cooperate with the other to permit the ongoing compliance of each party with the requirements of HIPAA.

b.	[REDACTED].

c.	[REDACTED].

d.	[REDACTED].

5.	Term and Termination.

5.01Term.  The term of this Agreement shall commence on the Effective Date and shall expire at midnight [REDACTED] years thereafter (“Initial Term”), unless sooner terminated as provided in this Agreement. Following the expiration of the Initial Term, this Agreement shall automatically renew for successive [REDACTED] year terms (each a “Renewal Term”), until terminated in accordance with this Agreement.

5.02Termination.  Except as otherwise specifically provided herein, this Agreement may be terminated during the Initial Term or any Renewal Term(s) only as follows:

a.	By mutual agreement of Company and Mayo.

b.	Upon a material breach of this Agreement, by the non-breaching party giving the breaching party written notice not less than [REDACTED] days in advance of the intended date of termination, provided that the breaching party has [REDACTED] days to remedy the breach.

c.	By either party, without cause, and upon at least [REDACTED] days prior written notice to the other party.

d.	By either Party immediately if the Other Party (i) fails to obtain or maintain the Approvals required by Section 1.02 or the insurance required by Section 6.03, or (ii) applies for or consents to the appointment of a receiver, trustee, or liquidator for all or a substantial part of its assets, files a voluntary petition or an answer, or the filing against it of an involuntary petition under the United States Bankruptcy Code, as amended, makes a general assignment for the benefit of creditors, files a petition or answer seeking reorganization or arrangement with creditors or takes advantage of an insolvency law; or if any order, judgment, or decree is entered by any court of competent jurisdiction on the application of a creditor adjudicating the Party as bankrupt, insolvent, or approving a petition seeking reorganization of the Party’s assets, and such order, judgment, or decree continues unstayed in effect for any period of sixty (60) consecutive days.

5.03Effect of Termination.  Upon termination, neither party shall have any further obligations under this Agreement except for those accruing prior to the date of termination. If this Agreement is terminated for any reason during the Initial Term, the parties will not enter into another agreement for the same or similar services during the remainder of such Initial Term.

6.	Miscellaneous.

6.01.[REDACTED].

6.02.[REDACTED].

6.03.[REDACTED].

6.04.[REDACTED].

6.05.Notices.  Any notices shall be in writing. Notices shall be delivered by hand, confirmed facsimile transmission, or confirmed electronic mail, or be sent to the address set forth herein by recognized national or international courier or certified mail, postage prepaid, return receipt requested. Notices under this Agreement shall be deemed to be duly given: (a) when delivered by hand; (b) upon confirmed facsimile or electronic mail transmission; (c) [REDACTED] days after deposit with a recognized national or international courier; or (d) on the delivery date indicated in the return receipt for certified mail.

If to Company:

Aspira Women’s Health

Attn: [REDACTED]

12117 Bee Caves Road

Building III, Suite 100

Austin, TX 78738

With a copy to legal counsel for Company, which shall not constitute notice:

Robinson + Cole, LLP

Attn: [REDACTED]

111 Washington Ave, 3rd Fl

Albany, NY 12210

Email: [REDACTED]

If to Mayo:

Mayo Collaboratives Services, Inc.

Attn: [REDACTED]

3050 Superior Drive NW

Rochester, MN 55905

With a copy to:

Mayo Clinic

Attn: [REDACTED]

200 1st Street SW

Rochester, MN 55905

With a copy to:

             [REDACTED]

6.06[REDACTED].

6.07[REDACTED].

6.08[REDACTED].

6.09[REDACTED].

6.10[REDACTED].

6.11[REDACTED].

6.12[REDACTED].

6.13[REDACTED].

6.14[REDACTED].

6.15[REDACTED].

6.16[REDACTED].

6.17[REDACTED].

6.18[REDACTED].

6.19[REDACTED].

6.20[REDACTED].

6.21[REDACTED].

6.22[REDACTED].

6.23[REDACTED].

6.24[REDACTED].

[Signature page follows]

[Type here]

These terms are agreed to and accepted by the undersigned authorized representatives as of the Effective Date.

/s
MAYO COLLABORATIVE SERVICES, INC., D/B/A MAYO CLINIC LABORATORIES		ASPIRA WOMEN’S HEALTH INC.
By:	/s/ Mary Jo Williamson	By:	/s/ Mike Buhle
Print Name:	Mary Jo Williamson	Print Name:	Mike Buhle
Title:	MCAO, MCS	Title:	CEO
Date:	12/16/2025	Date:	12/16/2025

[Type here]

EXHIBIT A

FEE SCHEDULE

Test	Test Code	Price
Ova1Plus	VDS-125	[REDACTED]
OvaWatch	VDS-130	[REDACTED]